UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2010

Cogent Communications Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia		20007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2010, the Board of Directors amended the Company’s 2004 Incentive Award Plan (the "Award Plan"). Among other things, the amendments i) increase the number of shares available for grant under the Award Plan by an additional 1,300,000 shares ii) eliminate outdated references to a class of Series H preferred stock that no longer exists and iii) make clear the vesting terms applicable to restricted stock awards also apply to other similar full value awards. A copy of the Award Plan as amended through April 15, 2010 is attached hereto as Exhibit 10.1.

On April 15, 2010, the Board of Directors, after consultation with the Compensation Committee, made awards of restricted stock to the executive officers of the Company pursuant to the Award Plan.

David Schaeffer, Chairman, President and Chief Executive Officer, and founder of the Company, received an award of 360,000 shares of restricted stock. A block of 160,000 shares will vest in increments of 10,000 shares per month beginning January 1, 2012. An additional block of 200,000 shares will vest on April 1, 2013. Partial accelerated vesting of up to 75,000 shares from the additional block of 200,000 shares may occur annually in increments of 25,000 shares in 2011, 2012 and 2013 if performance goals are met. Mr. Schaeffer’s award grant is made pursuant to the terms of the restricted stock award form attached hereto as Exhibit 10.2.

Thaddeus Weed, Vice President and Chief Financial Officer of the Company, received an award of 60,000 shares of restricted stock. The award vests over three (3) years, with 33% of the grant vesting on the first anniversary of the grant date and in quarterly increments of 8.3% thereafter. An additional 20% of the base grant will be granted and vest immediately in 2011, 2012 and 2013 if certain performance goals are met, such that Mr. Weed may ultimately receive up to 96,000 shares if all of the performance goals are met. The form of the restricted stock award grant for Mr. Weed and the other Vice Presidents is attached hereto as Exhibit 10.3.

Robert Beury, Mark Schleifer, Timothy O’Neill, Jeffrey Karnes and Raymond B. Kummer, all Vice Presidents of the Company, each received an award of 36,000 shares of restricted stock. The award vests over three (3) years, with 33% of the grant vesting on the first anniversary of the grant date and in quarterly increments of 8.3% thereafter. An additional 20% of the base grant will be granted and vest immediately in 2011, 2012 and 2013 if certain performance goals are met, such that each Vice President may ultimately receive up to 57,600 shares if all of the performance goals are met.

The performance goals for all awards are achievement of designated revenue growth, EBITDA margin, as adjusted, and capital spending.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 15, 2010, the Company held its 2010 Annual Meeting of Stockholders at 1015 31st Street NW, Washington, DC 20007. Out of 44,781,128 shares outstanding and authorized to vote at the Annual Meeting as of the record date of March 1, 2010, proxies representing 42,670,807 shares, or 95.3% of outstanding shares, were voted.

Under Proposal 1, the following nominees were elected to the Company’s Board of Directors, each to hold office until his successor is elected and qualified, in the amounts noted below:

David Schaeffer: FOR: 37,183,417; WITHHELD: 809,320
Steven D. Brooks: FOR: 35,056,596; WITHHELD: 2,936,141
D. Blake Bath: FOR: 37,787,430; WITHHELD: 205,307
Erel N. Margalit: FOR: 37,786,319; WITHHELD: 206,418
Timothy Weingarten: FOR: 37,401,174; WITHHELD: 591,563
Richard T. Liebhaber: FOR: 37,876,543; WITHHELD: 116,194
Marc Montagner: FOR: 37,877,104; WITHHELD: 115,633

Broker non-votes for Proposal 1 were 4,678,070 shares.

Stockholders approved Proposal 2 at the annual meeting stockholders, ratifying the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010. The vote on to this proposal number 2 was as follows: FOR: 42,451,299; AGAINST: 161,497; ABSTAIN: 58,011.

Stockholders also approved Proposal 3, to increase the number of shares available for grant under the Company’s 2004 Incentive Award Plan by an additional 1,300,000 shares. The vote on to this proposal number 3 was as follows: FOR: 36,825,084; AGAINST: 1,116,176; ABSTAIN: 51,477. Broker non-votes for Proposal 3 were 4,678,070 shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

April 20, 2010	By:	David Schaeffer

Name: David Schaeffer
Title: Chairman, President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	2004 Incentive Award Plan of Cogent Communications Group, Inc. (as amended and restated through April 15, 2010) (filed herewith).
10.2	Form of Restricted Stock Award dated April 15, 2010 (filed herewith).
10.3	Form of Restricted Stock Award dated April 15, 2010 (filed herewith).